SIXTH AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 2nd day of March, 2009 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, as Amended as of June 8, 2006, as of June 27, 2007, as of September 24, 2007, as of January 31, 2008 and as of October 1, 2008 (the "Agreement") by and between Virtus Opportunities Trust (formerly known as Phoenix Opportunities Trust and Phoenix-Seneca Funds), a Delaware statutory trust (the "Trust") and Virtus Investment Advisers, Inc. (formerly known as Phoenix Investment Counsel, Inc.), a Massachusetts corporation (the "Adviser") as follows:

1.	All references to Phoenix Investment Counsel, Inc. are
hereby deleted from the Agreement and Virtus Investment
Advisers, Inc. is substituted in its place.

2.	All references to Phoenix Opportunities Trust are hereby
deleted from the Agreement and Virtus Opportunities Trust is substituted in its place.

3.	In Paragraph 16 of the Agreement, the word "Phoenix" is
hereby deleted and the word "Virtus" is substituted in it place.

4.	Virtus Wealth Accumulator Fund has merged with and into
another Virtus mutual fund and therefore is hereby deleted from the Agreement.

5.	Virtus Global Real Estate Securities Fund, Virtus Greater
Asia ex Japan Opportunities Fund and Virtus Greater
European Opportunities Fund are hereby added as additional
Series to the Agreement.

6.	The investment advisory fee for each of Virtus Global Real
Estate Securities Fund, Virtus Greater Asia ex Japan
Opportunities Fund and Virtus Greater European
Opportunities Fund is hereby set forth on Schedule A to the Agreement, Schedule A is hereby deleted and Schedule A attached hereto is substituted in its place to reflect such addition.

7.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended.

8.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]



IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

VIRTUS OPPORTUNITIES TRUST


By: /s/ George R. Aylward
Name:	George R. Aylward
Title:    President

VIRTUS INVESTMENT ADVISERS, INC.

By: /s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:   Senior Vice President



                 SCHEDULE A

Series                                     Investment Advisory Fee


Virtus Alternatives
Diversifier Fund                                   0.10%

Virtus Bond Fund                                   0.50%

Virtus Market Neutral Fund                         1.50%

Virtus Wealth Builder Fund                         0.10%

Virtus Wealth Guardian Fund                        0.10%


                                    1ST $1      $1+          $2+
                                    BILLION     BILLION      BILLION
                                                THROUGH
                                                $2
                                                BILLION

Virtus CA Tax-Exempt Bond
Fund                                0.45%        0.40%         0.35%

Virtus Core Bond Fund               0.45%        0.40%         0.35%




Virtus Global Infrastructure
Fund                                0.65%        0.60%         0.55%

Virtus Global Real Estate
Securities Fund                     0.85%        0.80%         0.75%

Virtus High Yield Fund              0.65%        0.60%         0.55%

Virtus International Real
Estate Securities Fund              1.00%        0.95%         0.90%

Virtus Money Market Fund            0.40%        0.35%         0.30%

Virtus Multi-Sector Fixed
Income Fund                         0.55%        0.50%         0.45%

Virtus Multi-Sector Short
Term Bond Fund                      0.55%        0.50%         0.45%

Virtus Real Estate Securities
Fund                                0.75%        0.70%         0.65%

Virtus Senior Floating Rate
Fund                                0.60%        0.55%         0.50%

Virtus Worldwide Strategies
Fund                                0.85%        0.80%         0.75%



                                    1ST $2      $2+          $4+
                                    BILLION     BILLION      BILLION
                                                THROUGH
                                                $4
                                                BILLION

Virtus Foreign Opportunities Fund   0.85%        0.80%        0.75%




                                1ST $1 BILLION            $1+ BILLION

Virtus Greater Asia ex Japan
Opportunities Fund                  1.00%                     0.95%

Virtus Greater European
Opportunities Fund                  0.85%                     0.80%